Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-208514 and 333-208514-07

Ford Credit Auto Lease Trust 2018-B Investor Roadshow September 2018

Free Writing Prospectus Registration Statement No. 333-208514 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trust 2018-B (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-408-1016.

Transaction Participants FCALT 2018-B Roadshow Issuer Ford Credit Auto Lease Trust 2018-B Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee U.S. Bank National Association Owner Trustee The Bank of New York Mellon Delaware Trustee BNY Mellon Trust of Delaware Accountants PricewaterhouseCoopers LLP Joint-Lead Managers J.P. Morgan Securities LLC Credit Agricole Securities (USA) Inc. RBC Capital Markets, LLC Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Asset Representation Reviewer Clayton Fixed Income Services LLC

Executive Summary Ford Credit Auto Lease Trust 2018-B (“FCALT 2018-B”) plans to offer $1.0 billion of AAA-rated Class A Notes and $56.2 million of AA-rated Class B Notes Offering will include fixed-rate A-2a and floating-rate A-2b Notes which will be sized to demand; class A-2b notes will not exceed $337.5 million Consistent collateral eligibility and credit enhancement compared with prior transactions; Initial hard credit enhancement on Class A Notes of 20.15% (target of 22.65%) including subordination (8.7%), overcollateralization (11.2%) and reserve account (0.25%) Estimated excess spread of 4.35% FCALT 2018-B Roadshow

Transaction Summary FCALT 2018-B will be the 15th public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 FCALT 2018-B plans to offer $1,000,000,000 of AAA-rated Class A notes and $56,190,000 of AA-rated Class B notes. The depositor initially will retain $52,430,000 of unrated Class C notes FCALT 2018-B will use a senior / subordinate, sequential pay structure pre- and post-event of default Similar to previous Ford Credit lease securitizations, FCALT 2018-B will use an exchange note structure. The exchange note is secured by a reference pool of leases and leased vehicles The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle The discount rate applied to each lease is the greater of (1) 8.55% and (2) the lease factor The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(1). As a result, the base residual value of 95.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual of the leased vehicle (1) ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle. FCALT 2018-B Roadshow

Transaction Summary (Continued) The cutoff date is September 1, 2018. The first payment date will be October 15, 2018 Credit enhancement for the notes will consist of overcollateralization, subordination, a reserve account and excess spread FCALT 2018-B provides robust disclosure of collateral performance Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus (Annex B) Ongoing quarterly supplemental and statistical reporting will be published on Ford Credit’s website and will include an updated payment schedule of the remaining leases, credit loss and residual performance Asset-level data about the reference pool for this securitization will be filed with the SEC on Form ABS-EE on a monthly basis The fair value of the residual interest retained by the depositor, a wholly-owned affiliate of Ford Credit, will represent at least 5% of the sum of the fair values of the notes and the residual interest on the closing date FCALT 2018-B Roadshow

FCALT 2018-B Roadshow

Transaction Structure

	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes	Total
Principal Amount	177,000,000	375,000,000		348,000,000	100,000,000	56,190,000	52,430,000	$1,108,620,000
Class Split (1)	14.18%	30.04%		27.87%	8.01%	4.50%	4.20%	88.80%
Rating (Moody's/Fitch)	P-1/F1+	Aaa/AAA		Aaa/AAA	Aaa/AAA	Aa1/AA	NR	
Offering Type	Public	Public		Public	Public	Public	Retained	
WAL to Maturity (years) (2)	0.32	1.12		1.88	2.35	2.52	2.61	
Benchmark	Int. LIBOR	EDSF	1 mo. LIBOR	EDSF	Int. Swaps	Int. Swaps	Int. Swaps	
Fixed/Floating	Fixed	Fixed	Floating	Fixed	Fixed	Fixed	Fixed	
Interest Accrual Method	Act / 360	30 / 360	Act / 360	30 / 360	30 / 360	30 / 360	30 / 360	
Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	
Principal Window (months) (2)	1 - 7	7 – 19	7 - 19	19 - 27	27 - 30	30 - 31	31 – 32	
Expected Final (2) (3)	4/15/2019	4/15/2020	4/15/2020	12/15/2020	3/15/2021	4/15/2021	5/15/2021	
Legal Final (3)	10/15/2019	4/15/2021	4/15/2021	12/15/2021	2/15/2022	3/15/2022	5/15/2023	
ERISA Eligible	Yes	Yes	Yes	Yes	Yes	Yes	No	

(1) As a percent of initial total securitization value
(2) At pricing speed of 100% prepayment assumption to maturity
(3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).

7 | FORD CREDIT

Class A Credit Enhancement Triple A credit enhancement for FCALT 2018-B (20.15% / 22.65%) is consistent with prior transactions Includes overcollateralization, subordination, and reserve account Estimated excess spread of 4.35% The distribution of hard credit enhancement is: Subordination is 8.70% of the initial securitization value Initial overcollateralization is 11.20% of the initial securitization value Target overcollateralization is 13.70% of the initial securitization value The reserve account is 0.25% of the initial securitization value The amortizing nature of the collateral, the sequential payment structure, the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value FCALT 2018-B Roadshow

Class A-2a and A-2b Floating Rate Notes FCALT 2018-B will issue a fixed rate Class A-2a note and an unhedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b notes not to exceed $337.5 million FCALT 2018-B Roadshow

Composition of the Reference Pool Number of leases 52,115 Initial total securitization value $1,248,457,216 Residual portion of initial total securitization value $779,680,951 Residual portion as a % of initial total securitization value 62.45% Base monthly payments plus base residual value $1,447,499,794 Base residual value $931,190,463(1) Base residual value as a % of base monthly payments plus base residual value 64.33% Base residual value as a % of initial total securitization value 74.59% Weighted average original term 35.9 months(2) Weighted average remaining term 24.8 months(2) Seasoning 11.1 months(2) Weighted average FICO® score at origination 751(3) Minimum discount rate 8.55% (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 95.16% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 95.16% equal to the ALG residual value and 0.00% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of September 1, 2018. (3) This weighted average excludes leases representing 5.85% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. FCALT 2018-B Roadshow

FCALT 2018-B Roadshow

Collateral Highlights

	FCALT 2018-B	FCALT 2018-A	FCALT 2017-B	FCALT 2017-A	FCALT 2016-A	FCALT 2015-B	FCALT 2015-A	FCALT 2014-B	FCALT 2014-A	FCALT 2013-B
Max 6-month Residual Maturities as a % Base Residual value	38.27%	31.39%	33.37%	31.61%	27.91%	35.70%	36.83%	34.41%	28.98%	34.83%
Seasoning (months)	11.1	11.9	11.9	11.7	11.5	10.3	10.0	9.6	9.4	9.3
Model Diversification (1)										
Top Model	21.74%	18.92%	19.76%	18.71%	18.66%	17.86%	19.16%	16.55%	18.14%	16.80%
Top 3 Models	58.42%	53.66%	55.54%	50.79%	50.01%	51.50%	51.23%	47.69%	48.36%	47.31%
SUVs and Trucks as % of Total Securitization Value	26.22%	19.17%	19.47%	17.73%	15.96%	19.31%	18.57%	14.86%	14.85%	17.42%
Weighted Average FICO	751	754	751	747	742	741	742	746	745	746
Weighted Average LTV at Origination	91.67%	90.82%	92.44%	93.43%	94.83%	93.73%	94.45%	96.11%	95.49%	96.96%
Weighted Average PTI at Origination	7.31%	7.19%	7.32%	7.31%	7.39%	7.19%	7.20%	7.14%	7.25%	7.29%
Residual Portion of Securitization Value	62.45%	64.26%	64.59%	64.69%	64.28%	64.74%	64.95%	63.30%	64.96%	64.69%

- Broad distribution of residual maturities
- Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of transaction)
- FCALT transactions include shorter tenor leases on average, consistent with prior transactions
- The weighted average original term of FCALT 2018-B is 35.9 months
- Broad model diversification in FCALT 2018-B. Top model (F-150) is 21.74% of the pool and top 3 models comprise 58.42% of the pool
- FCALT 2018-B includes a diverse product mix of cars and CUVs (73.78%) and a low concentration of SUVs/Trucks (26.22%)
- Transactions include consistently high weighted average FICO® scores
- FCALT 2018-B residual portion of securitization value in line with recent FCALT transactions
- The maximum 6-month base residual maturity increased to 38.27% for the period beginning in January 2021 and ending in June 2021, in which the AAA hard credit enhancement is expected to grow from 75.74% to over 100.00% of the outstanding securitization value (2)

(1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.
(2) Assumes zero losses, zero prepays

11 | FORD CREDIT

FCALT 2018-B Roadshow: Collateral Stratification

Geographic Distribution

State[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Michigan	11,340	21.76 %	$ 431,253,108.74	$ 348,330,868.19	$ 247,492,072.89	19.82 %	$ 195,227,830.70	20.97 %	$ 165,152,047.17	$ 189,781,476.00
New York	6,713	12.88	269,013,132.01	231,062,368.78	164,363,986.61	13.17	122,145,848.98	13.12	101,994,016.96	119,316,283.00
California	5,842	11.21	225,189,124.16	187,203,826.65	133,201,859.52	10.67	96,955,559.53	10.41	81,279,056.95	95,704,068.00
New Jersey	3,903	7.49	155,864,672.13	134,116,054.84	94,968,318.44	7.61	69,834,207.15	7.50	58,275,848.95	68,276,412.00
Ohio	3,825	7.34	144,053,180.37	124,391,804.74	88,886,842.87	7.12	65,210,068.30	7.00	54,408,965.23	63,319,690.00
Pennsylvania	2,969	5.70	114,313,481.41	94,764,925.70	68,463,660.89	5.48	51,840,322.63	5.57	43,128,713.56	50,622,164.00
Florida	2,727	5.23	109,547,689.10	95,854,494.13	66,426,564.70	5.32	48,587,801.05	5.22	40,853,954.42	47,793,655.00
Texas	1,783	3.42	75,926,805.05	69,189,755.85	48,742,896.35	3.90	33,569,538.55	3.61	27,983,920.86	32,890,883.00
Other	13,013	24.97	541,858,452.59	465,129,077.12	335,911,013.60	26.91	247,819,286.27	26.61	206,604,427.24	241,518,855.00
Total	52,115	100.00 %	$ 2,067,019,645.56	$1,750,043,176.00	$1,248,457,215.87	100.00 %	$ 931,190,463.16	100.00 %	$ 779,680,951.34	$ 909,223,486.00


MI
19.8%
NY
13.2%
CA
10.7%
NJ
7.6%
OH
7.1%
Other
41.6%
Top 5 States
58.4%

FCALT 2018-B


MI
19.3%
NY
12.3%
CA
11.2%
NJ
7.5%
OH
7.0%
Other
42.7%
Top 5 States
56.5%

FCALT 2018-A


MI
21.1%
NY
13.8%
CA
11.3%
NJ
8.2%
OH
7.7%
Other
37.9%
Top 5 States
56.5%

FCALT 2017-B


MI
16.4%
NY
12.2%
CA
11.0%
NJ
7.7%
OH
7.5%
Other
45.2%
Top 5 States
56.5%

FCALT 2017-A

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date

12 | FORD CREDIT

Vehicle Type FCALT 2018-B FCALT 2017-B FCALT 2017-A FCALT 2018-A FCALT 2018-B continues to have broad diversification by vehicle type Truck and SUV concentrations reflect recent origination trends, representing 26.22% of initial total securitization value in FCALT 2018-B, 19.17% in FCALT 2018-A, 19.47% in FCALT 2017-B, and 17.73% in FCALT 2017-A Car and CUV 80.8% Car and CUV 80.8% Car and CUV 73.78% Car and CUV 80.8% FCALT 2018-B Roadshow: Collateral Stratification CUV 56.5% Car 24.3% Truck 16.2% SUV 2.9% CUV 56.0% Car 17.8% Truck 21.9% SUV 4.3% CUV 56.5% Car 24.3% Truck 16.2% SUV 2.9% CUV 56.5% Car 24.3% Truck 16.2% SUV 2.9%

FCALT 2018-B Roadshow: Collateral Stratification

Vehicle Model

Distribution of the Leases by Vehicle Model

Vehicle Model[1]	Number of Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
F-150	7,996	15.34 %	$ 417,062,403.66	$ 355,494,363.44	$ 271,402,831.17	21.74 %	$ 217,583,563.26	23.37 %	$ 180,165,762.32	$ 208,198,505.00
Explorer	8,625	16.55	389,255,914.07	336,200,166.70	240,406,270.71	19.26	178,584,137.96	19.18	149,248,483.49	177,535,982.00
Escape	12,023	23.07	361,852,192.57	300,424,281.67	217,594,473.25	17.43	161,084,986.85	17.30	135,722,385.69	154,395,038.00
Fusion	6,193	11.88	188,837,504.96	146,626,651.80	100,856,275.74	8.08	72,504,781.77	7.79	61,768,680.70	71,436,485.00
Edge	4,189	8.04	170,657,859.29	142,345,200.09	98,562,484.05	7.89	72,609,833.15	7.80	61,165,077.76	68,769,191.00
MKC	2,382	4.57	98,356,563.53	87,704,245.83	56,028,115.19	4.49	41,196,006.00	4.42	34,550,057.12	41,127,458.00
MKX	1,737	3.33	87,170,443.58	76,769,293.92	53,153,062.48	4.26	39,899,167.35	4.28	33,547,597.68	39,508,020.00
MKZ	1,971	3.78	85,859,389.37	74,126,775.00	49,258,678.20	3.95	37,211,729.10	4.00	31,518,068.93	38,002,272.00
Navigator	553	1.06	45,329,428.84	42,524,938.45	29,979,717.85	2.40	19,997,629.05	2.15	16,573,439.53	20,006,561.00
Expedition	487	0.93	34,559,332.16	31,923,382.70	23,503,487.16	1.88	16,608,794.53	1.78	13,490,436.03	16,764,319.00
Focus	1,731	3.32	38,482,528.23	30,626,743.94	21,718,372.45	1.74	14,515,745.95	1.56	12,290,045.20	14,107,903.00
Continental	483	0.93	29,071,822.07	26,733,357.41	16,855,626.76	1.35	11,610,025.00	1.25	9,786,975.03	11,800,530.00
EcoSport	911	1.75	23,450,980.16	20,541,664.52	16,145,058.87	1.29	11,068,941.99	1.19	8,791,858.91	11,338,915.00
Flex	680	1.30	27,268,008.27	22,901,437.30	15,611,815.64	1.25	11,285,097.15	1.21	9,479,177.58	11,000,280.00
C-Max	950	1.82	28,842,297.96	20,376,520.06	13,477,975.36	1.08	9,031,732.00	0.97	7,682,662.85	9,327,010.00
Other	1,204	2.31	40,962,976.84	34,724,153.17	23,902,970.99	1.91	16,398,292.05	1.76	13,900,242.52	15,905,017.00
Total	52,115	100.00 %	$ 2,067,019,645.56	$ 1,750,043,176.00	$ 1,248,457,215.87	100.00 %	$ 931,190,463.16	100.00 %	$ 779,680,951.34	$ 909,223,486.00

FCALT 2018-B Pool Features Broad Model Diversification

(1) Models representing greater than 1.00% of initial total securitization value.
(2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 3.80% of initial securitization value.

14 | FORD CREDIT

FCALT 2018-B Roadshow

Payment Schedule

	Month	Securitization Value	Scheduled Base Monthly Payments			Base Residual Value	
	Initial Balance	$ 1,248,457,215.87					
2018	September	1,236,182,702.57	$ 21,171,871.75	4.10	%	$ -	- %
	October	1,223,820,706.37	21,171,871.75	4.10		-	-
	November	1,211,370,603.59	21,171,871.75	4.10		-	-
	December	1,198,831,765.29	21,171,871.75	4.10		-	-
2019	January	1,186,203,559.28	21,171,871.75	4.10		-	-
	February	1,165,491,136.83	21,008,899.22	4.07		8,157,184.50	0.88
	March	1,144,065,509.35	20,836,305.02	4.04		8,895,378.80	0.96
	April	1,123,059,243.89	20,654,846.09	4.00		8,504,788.25	0.91
	May	1,100,881,777.65	20,453,883.52	3.96		9,727,236.90	1.04
	June	1,078,627,454.52	20,243,642.51	3.92		9,856,290.10	1.06
	July	1,056,327,531.80	20,020,544.14	3.88		9,966,385.90	1.07
	August	1,034,196,692.33	19,792,754.88	3.83		9,866,147.70	1.06
	September	1,010,214,557.94	19,513,946.19	3.78		11,838,540.20	1.27
	October	982,680,719.30	19,150,536.98	3.71		15,582,751.50	1.67
	November	950,972,673.93	18,690,977.66	3.62		20,020,264.57	2.15
	December	916,412,086.78	18,168,018.19	3.52		23,169,781.23	2.49
2020	January	881,063,943.69	17,615,130.60	3.41		24,263,945.40	2.61
	February	835,003,890.20	16,828,287.86	3.26		35,510,808.85	3.81
	March	789,556,203.21	16,072,363.00	3.11		35,326,117.88	3.79
	April	746,785,931.26	15,362,235.52	2.98		33,034,973.71	3.55
	May	698,768,504.88	14,527,298.15	2.81		38,812,242.61	4.17
	June	655,066,683.38	13,767,537.67	2.67		34,913,955.63	3.75
	July	617,132,124.25	13,083,145.35	2.53		29,519,692.35	3.17
	August	582,625,017.12	12,467,784.57	2.41		26,437,274.85	2.84
	September	543,042,259.61	11,708,331.47	2.27		32,026,497.00	3.44
	October	502,704,493.95	10,903,605.78	2.11		33,304,148.95	3.58
	November	459,657,842.55	10,018,320.58	1.94		36,610,857.85	3.93
	December	411,477,514.83	9,022,977.75	1.75		42,433,133.00	4.56

15 | FORD CREDIT

FCALT 2018-B Roadshow

Payment Schedule (Continued)

	Month	Securitization Value	Scheduled Base Monthly Payments		Base Residual Value	
2021	January	$ 373,333,858.57	$ 8,251,469.65	1.60 %	$ 32,824,669.35	3.53 %
	February	321,862,648.73	7,188,652.12	1.39	46,943,246.75	5.04
	March	264,072,525.25	5,982,339.25	1.16	54,101,633.85	5.81
	April	197,441,117.13	4,558,847.78	0.88	63,954,623.66	6.87
	May	111,891,186.37	2,672,793.21	0.52	84,284,379.82	9.05
	June	37,442,454.08	987,756.05	0.19	74,258,604.15	7.97
	July	21,842,501.45	593,864.68	0.12	15,273,115.50	1.64
	August	9,244,324.65	257,654.88	0.05	12,496,383.15	1.34
	September	391,022.20	11,740.19	0.00	8,907,587.20	0.96
	October	236,567.99	7,383.65	0.00	149,963.00	0.02
	November	219,944.47	6,919.12	0.00	11,493.00	0.00
	December	175,565.87	6,338.44	0.00	39,707.00	0.00
2022	January	142,935.31	5,436.88	0.00	28,541.00	0.00
	February	101,129.40	3,539.35	0.00	39,378.00	0.00
	March	51,536.46	1,924.47	0.00	48,389.00	0.01
	April	38,571.21	1,422.45	0.00	11,910.00	0.00
	May	15,814.32	517.71	0.00	22,514.00	0.00
	June	-	-	-	15,927.00	0.00
	Total		$ 516,309,331.33	100.00 %	$ 931,190,463.16	100.00 %

Initial Securitization Value	$1,248,457,215.87
Total Scheduled Base Monthly Payments plus Base Residual Value	$1,447,499,794.49
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value	64.33 %

This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization

16 | FORD CREDIT

Residual Maturity Vs. Enhancement Build (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) % of Residuals Maturing Each Period Class A-3 Paid Down Class A-2 Paid Down Class A-1 Paid Down Hard Credit Enhancement as a % of O/S Securitization Value FCALT 2018-B Roadshow Class A-4 Paid Down 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 5% 10% 15% 20% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 Total Hard CE CUV Car SUV Truck

Residual Maturity Vs. Enhancement Build (Continued) Enhancement as a percentage of the FCALT 2018-B initial total securitization value builds during the transaction, dramatically increasing the amount of residual stress that each class can support over time The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 23.89%, similar to previous FCALT transactions After the A-3 notes are expected to pay-off in month 27, the A-4 notes should have approximately 70% hard enhancement FCALT 2018-B Roadshow

FCALT 2018-B Roadshow

Residual Breakeven Analysis

Class A-1 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	100.00%	100.00%	100.00%
100%	100.00%	100.00%	100.00%

Class A-3 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	65.76%	67.65%	65.76%
80%	57.54%	59.19%	57.54%
90%	51.15%	52.61%	51.15%
100%	46.03%	47.35%	46.03%

Class B Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.50%	4.00%
Turn in Rate[1]	1.00x	2.50x	4.00x
70%	43.82%	43.19%	41.09%
80%	38.34%	37.79%	35.95%
90%	34.08%	33.59%	31.96%
100%	30.68%	30.23%	28.76%

Class A-2 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	100.00%	100.00%	100.00%
80%	100.00%	100.00%	100.00%
90%	95.16%	95.89%	96.40%
100%	85.64%	86.30%	86.76%

Class A-4 Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	3.00%	5.00%
Turn in Rate[1]	1.00x	3.00x	5.00x
70%	53.15%	51.59%	48.96%
80%	46.50%	45.14%	42.84%
90%	41.34%	40.12%	38.08%
100%	37.20%	36.11%	34.27%

Class C Notes

	Cumulative Net Credit Loss		
Net Loss %	1.00%	2.00%	3.00%
Turn in Rate[1]	1.00x	2.00x	3.00x
70%	35.18%	34.66%	34.10%
80%	30.78%	30.33%	29.83%
90%	27.36%	26.96%	26.52%
100%	24.63%	24.26%	23.87%

Assumptions:

- **0% prepayments**
- **40% / 40% / 20% (year 1 / 2 / 3) distribution for losses**
- **50% recovery of charge-offs (with a 4 month lag on credit loss recoveries)**
- **2 month lag on receipt of auction proceeds for residual**
- **Base net credit loss of 1% of initial total securitization value**
- **Estimated 4.35% excess spread per annum**
- **Includes 11.2% initial overcollateralization growing to a target of 13.7%, 8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes, and 0.25% cash reserve account**

The Tables Show The Percentage Of Base Residual Loss, After Defaults, That Can Be Sustained Before The Notes Incur A Loss At Various Turn-In Rates And Multiples Of Base Case Credit Losses

19 | FORD CREDIT

(1) After stress defaults

Breakeven Analysis* FCALT 2018-B Roadshow Breakeven for FCALT 2018-B Compared to Historical Pool Performance Return Rate Cumulative Residual Loss / (Gain) * Assumes cumulative net credit losses stress of 5%; breakevens are specific to FCALT 2018-B A-2 Breakeven = 78.0% A-3 Breakeven = 50.8% A-4 Breakeven = 34.3% Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) Breakeven = 100% Return Rate Assumed Period (Months) Period (Months) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A

FCALT 2018-B Roadshow Ford Credit’s US Managed Lease Portfolio Ford Credit leasing, as a share of retail sales, remains below the industry Ford Credit works with Ford and Lincoln to set guidelines around leasing share, term, model mix and other factors to support brand value and sales Ford auction values stronger than expected and up 4% YoY Now expect 2018 FY average auction values to be 1% to 2% higher at constant mix Number of Leases Originated (000) 572 704 841 975 1,006 1,008 1,012 Avg. # of Leases Outstanding (000) Source: 2018Q2 Lease Quarterly Statistical Information Manheim Used Vehicle Value Index Source: Manheim Consulting, July 2018 (January 1995 = 100) 328 363 414 401 377 200 202 2013 2014 2015 2016 2017 2Q17 YTD 2Q18 YTD

FCALT 2018-B Roadshow

Residual Performance

	Six Months Ended June 30,		Year Ended December 31,				
	2018	2017	2017	2016	2015	2014	2013
Number of Leases Terminated	165,454	195,911	365,609	318,105	245,384	248,030	163,828
Number of Vehicles Returned and Sold	120,014	154,003	280,736	238,397	174,429	186,320	111,962
Return Rate	72.54	78.61	76.79	74.94	71.08	75.12	68.34
Vehicles Returned and Sold							
Average Adjusted MSRP	36,868	34,963	35,462	35,050	34,878	34,419	34,121
Average ALG Base Residual Value	18,133	17,475	17,530	17,853	18,223	17,997	17,613
Average Residual Loss/(Gain)	(702)	48	(240)	14	(733)	(588)	(843)
Residual Loss/(Gain) as a % of Adjusted MSRP							
Car	1.04	5.18	4.37	5.95	4.59	5.09	3.22
CUV	(4.08)	(4.08)	(4.60)	(4.37)	(5.60)	(5.71)	(6.77)
SUV	(3.49)	(1.57)	(2.46)	(2.36)	(5.80)	(6.12)	(6.71)
Truck	(1.86)	(3.64)	(3.61)	(4.38)	(10.18)	(10.89)	(10.43)
Average	(1.91)	0.14	(0.68)	0.04	(2.10)	(1.71)	(2.47)
Residual Loss/(Gain) as a % of ALG Base Residual Value	(3.87)	0.28	(1.37)	0.08	(4.02)	(3.27)	(4.79)
Terminated Leases							
Average Contract Residual Value as a % of Adjusted MSRP	55.04	56.39	56.08	57.31	58.65	58.83	56.69
Average ALG Base Residual Value as a % of Adjusted MSRP	48.98	49.82	49.35	50.59	51.66	51.80	50.76
Contract Residual Value Higher/(Lower) than ALG Base Residu	6.05	6.57	6.73	6.72	6.99	7.03	5.93

- Ford's managed portfolio residual realizations have posted a gain of 3.87% for the period ending June 30, 2018 and losses of 0.28% for the period ending June 30, 2017
- Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit's worst year in 2008 when the portfolio experienced residual losses of 18.26% (not shown)
- Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2018-B, while periods of severe residual stress have historically been much shorter
- Rating agencies assume a 100% return rate even though Ford Credit's highest return rate was only 82.31% in 2008 (not shown)

22 | FORD CREDIT
See Appendix for footnotes

Credit Performance FCALT 2018-B Roadshow See Appendix for footnotes Delinquency, Repossession and Credit Loss Experience 2018 2017 2017 2016 2015 2014 2013 Average number of leases outstanding (1) 1,011,702 1,007,554 1,005,542 974,580 841,005 704,275 571,990 Average portfolio outstanding (in millions) (2) $27,041 $26,530 $26,586 $25,506 $22,066 $18,554 $14,843 Average number of delinquencies (3)(4) 31 - 60 days 7,208 7,432 7,731 7,436 6,265 5,802 4,495 61-90 days 720 844 870 823 585 557 390 91 - 120 days 53 107 98 103 59 49 31 Over 120 days 7 15 13 16 8 5 4 Average number of delinquencies as a percentage of average number of leases oustanding (3)(4) 31 - 60 days 0.71% 0.74% 0.77% 0.76% 0.74% 0.82% 0.79% 61-90 days 0.07% 0.08% 0.09% 0.08% 0.07% 0.08% 0.07% 91 - 120 days 0.01% 0.01% 0.01% 0.01% 0.01% 0.01% 0.01% Over 120 days 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% Aggregate balance of delinquent leases as a percentage of average portfolio outstanding (3)(5) 31 - 60 days 0.67% 0.65% 0.73% 0.81% 0.80% 0.89% 0.96% 61-90 days 0.06% 0.07% 0.08% 0.09% 0.08% 0.07% 0.10% 91 - 120 days 0.00% 0.01% 0.00% 0.01% 0.01% 0.01% 0.01% Over 120 days 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% Repossessions as a percentage of average number of leases outstanding 0.72% 0.80% 0.79% 0.72% 0.63% 0.66% 0.62% Aggregate net losses (gains) (in millions) (6) $41 $50 $102 $83 $51 $39 $19 Net losses (gains) as a percentage of average portfolio outstanding (6) 0.30% 0.38% 0.38% 0.33% 0.23% 0.21% 0.13% Net losses (gains) as a percentage of gross liquidations (7) 0.68% 0.82% 0.87% 0.79% 0.59% 0.50% 0.34% Number of leases charged off 8,965 9,084 17,953 16,415 11,838 8,907 6,672 Number of leases charged off as a percentage of average number of leases outstanding 1.77% 1.80% 1.79% 1.68% 1.41% 1.26% 1.17% Average net loss (gain) on leases charged off 4,544 5,488 $5,701 $5,081 $4,308 $4,421 $2,787 Year Ended December 31, Six Months Ended June 30,

Securitization Pool Performance Cumulative Return Rate Cumulative Residual Loss / (Gain)* Commentary For the pool performance in the periods above (2013 to 2018): Lifetime cumulative return rates typically between 60% and 75% Cumulative residual gains but declining; recently, residual gains on larger vehicles have been partially offset by residual losses on smaller vehicles Consistent credit loss performance. Cumulative Net Credit Losses** * As a percentage of initial base residual value; includes losses / (gains) on retained and returned vehicles ** Total credit loss as a percent of initial total securitization value FCALT 2018-B Roadshow 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 2017-B 2018-A

Appendix FCALT 2018-B Roadshow

Footnotes to Residual Table on Slide 22 The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. All Explorers and Escapes are classified as SUV regardless of model year. (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles. (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. FCALT 2018-B Roadshow With regard to the residual table on slide 22, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by June 30, 2018, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

Footnotes to Credit Performance Table on Slide 23 Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off. Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period. Net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. Net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease. FCALT 2018-B Roadshow